UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

QUANTUM FINTECH ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-3286402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4221 W. Boy Scout Blvd., Suite 300 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-252226
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The security to be registered hereby is the common stock, par value $0.0001 per share, of Quantum FinTech Acquisition Corporation (the “Company”). The description of the common stock contained in Exhibit 4.5 of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2023, as amended from time to time, to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Company’s Registration Statement on Form S-1, as originally filed with the Commission on January 19, 2021 (File No. 333-252226), including exhibits and as subsequently amended from time to time, that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on NYSE American LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUANTUM FINTECH ACQUISITION CORPORATION

By:	/s/ John Schaible
	Name:	John Schaible
	Title:	Chief Executive Officer

Dated: August 1, 2023

2